VALENCE TECHNOLOGY, INC.


                 VALENCE REPORTS THIRD QUARTER FY 2005 RESULTS:
       Q3 MARKS STRATEGIC WINS IN MOTIVE, MILITARY AND APPLIANCE MARKETS,
                     ON TRACK FOR RECORD REVENUE IN FY 2005

AUSTIN, TX, February 8, 2004 -- Valence Technology, Inc. (Nasdaq: VLNC), a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology, today reported results for its third quarter of fiscal year 2005.

Highlights for the third quarter of fiscal 2005 include the following:

     o    On track for record revenue in fiscal year 2005
     o Nearly four times increase in shipments of large format evaluation units in Q3, with over 350 evaluation units placed in the field and 70 customers currently evaluating Saphion(R) technology.
     o Segway LLC products using Saphion(R) technology scheduled for release to customers in the first half of 2005.
     o Key follow-on orders in the electric vehicle market including Alternativ Canada to power a fleet of electric delivery vehicles and UQM Technologies, Inc. to evaluate an electric half-ton pickup truck for the Air Force.
     o Progress in the development of power cell technology resulted in an upfront payment by a large US appliance manufacturer to support the development of Saphion(R) technology in future product lines.
     o Sales of N-Charge(R) Power Systems increased by 40% for the first nine months of fiscal year 2005, as compared to the same period last year.
     o Gross margins improved by a factor of two for the first nine months of fiscal year 2005, as compared to the same period last year.
     o Powder production and pack manufacturing in China on schedule to begin ramp up March 2005.

"The interest in Saphion technology has never been stronger. The number of large players evaluating the technology continued to increase," stated Stephan Godevais, Chairman and CEO of Valence Technology, Inc. "As we transfer our operations to China and complete our product portfolio, the company should have the competitive position to drive significant revenue growth throughout fiscal year 2006."

FINANCIAL RESULTS
The Company reported $2.55 million in revenue for its third quarter of fiscal year 2005, representing a 4.9% decrease over $2.68 million in its third quarter of fiscal 2004, and a decrease of 12.6% from $2.92 million in its second quarter of fiscal 2005. The decrease in revenue and gross margin was a result of a reduction in the consumer sales price of the N-Charge(R) Power System during the holiday season in order to test the impact of lower prices on retail sales. The Company reported $8.3 million in revenue for the first nine months of fiscal year 2005, representing a 24.7% increase compared to $6.7 million in the same period of fiscal year 2004. The Company reported a net loss available to common stockholders of $6.6 million, or $0.08 per basic and diluted share, in the third quarter of fiscal 2005 compared to a net loss available to common stockholders of $11.1 million, or $0.15 per basic and diluted share, in its third quarter of fiscal 2004, and a net loss available to common stockholders of $7.2 million, or $0.09 per basic and diluted share, in its second quarter of fiscal 2005.

ABOUT VALENCE TECHNOLOGY, INC.
Valence is a leader in the development and commercialization of Saphion(R) technology, the only safe large format Lithium-ion rechargeable battery technology. Valence holds an extensive, worldwide portfolio of issued and pending patents relating to its Saphion(R) technology and Lithium-ion rechargeable batteries. The company has facilities in Austin, Texas, Henderson, Nevada and Suzhou and Shanghai, China. Valence is traded on the Nasdaq SmallCap Market under the symbol VLNC and can be found on the Internet at www.valence.com.

FORWARD-LOOKING STATEMENTS
The information contained herein includes "forward-looking statements." The company cautions readers not to put undue reliance on forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those described herein, for the reasons, among others, discussed in our reports filed with the Securities and Exchange Commission.


MEDIA CONTACT                                     INVESTOR CONTACT

Lois Paul Partners, LLC                           Valence Technology, Inc.
Daphne Kent                                       Kimberly Allen
daphne_kent@lpp.com                               kimberly.allen@valence.com
(512) 638-5305                                    (512) 527-2921

                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
               (in thousands, except share and per share amounts)
                                   (unaudited)


                                                                   December 31, 2004      March 31, 2004
                                                                   -------------------   ------------------
ASSETS
Total current assets                                                         $ 13,442             $  8,324
                                                                   -------------------   ------------------
 Total assets                                                                $ 15,622             $ 21,056
                                                                   ===================   ==================

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
Current liabilities:
Total current liabilities                                                    $ 12,002             $ 13,171
                                                                   -------------------   ------------------
Total liabilities                                                              58,437               65,334
                                                                   -------------------   ------------------
Minority interest in joint venture                                                  -                4,484
                                                                   -------------------   ------------------
Redeemable convertible preferred stock                                          8,582                8,032
                                                                   -------------------   ------------------
Total stockholders' deficit                                                   (51,397)             (56,794)
                                                                   -------------------   ------------------
 Total liabililities, preferred stock and stockholders' deficit              $ 15,622             $ 21,056
                                                                   ===================   ==================



                    VALENCE TECHNOLOGY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED STATEMENTS OF
                        OPERATIONS AND COMPREHENSIVE LOSS
                    (in thousands, except per share amounts)
                                   (unaudited)


                                                     Three Months Ended December 31,     Nine Months Ended Decemebr 31,
                                                    ----------------------------------   -------------------------------

                                                          2004              2003             2004             2003
                                                    -----------------   --------------   --------------   --------------
Total revenues                                             $   2,547        $   2,678       $    8,298        $   6,654


Operating loss                                                (5,474)          (9,796)         (19,421)         (43,270)


Net loss available to common stockholders                  $  (6,609)       $ (11,106)      $  (22,998)       $ (46,713)
                                                    =================   ==============   ==============   ==============

Net loss per share available to common stockholders        $   (0.08)       $   (0.15)      $    (0.29)       $   (0.65)
                                                    =================   ==============   ==============   ==============



                                             ###